                                                              EXHIBIT (h)(9)(b)

                   SECOND AMENDMENT TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

The United States Life Insurance Company in the City of New York, Variable Insurance Products Fund I and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated October 2/nd/, 2000, by doing the following:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Second Amendment be effective as of January 2nd, 2007.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:        __________________________    Attest: __________________________

Name:      __________________________    Name:   __________________________

Title:     __________________________    Title:  __________________________

VARIABLE INSURANCE PRODUCTS FUND I

By:        __________________________

Name:      __________________________

Title:     __________________________

FIDELITY DISTRIBUTORS CORPORATION

By:        __________________________

Name:      __________________________

Title:     __________________________

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                            (As of January 2, 2007)

Name of Separate Account and Date          Policy Form Numbers of Contracts
Established by Board of Directors             Funded By Separate Account
---------------------------------       ---------------------------------------
The United States Life Insurance
Company                                 97600N
in the City of New York                 99206N
Separate Account USL VL-R               02600N
(August 8, 1997)                        01206N (effective 07/01/04)
                                        05604N and 05604NU (effective 01/02/07)

The United States Life Insurance
Company                                 03017N
in the City of New York
Separate Account USL VA-R
(August 8, 1997)